SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




           Date of Report (Date of earliest event reported): January 14, 1999
                                                            (January 14, 1999)

                            FRANKLIN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



          .... DELAWARE ................. 1-9318 ....... 13-2670991 ...
        (State or other jurisdiction   (Commission     (IRS Employer
        of incorporation)              File Number)   Identification No.)



       777 MARINERS ISLAND BLVD., SAN MATEO, CALIFORNIA ........ 94404...
      (Address of principal executive offices)                (Zip Code)



          Registrant's telephone number, including area code..(650) 312-3000


                -------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.      Other Events

Registrant is filing this Form 8-K in order to file a current press release. By this filing, Registrant is not establishing the practice of filing all press releases in the future and may discontinue such filings at any time.

Item 7.      Financial Statements and Exhibits

(c)Exhibits

Exhibit "A" - Press  Release  issued on January 14, 1999 by Franklin  Resources,
Inc.

                               SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       FRANKLIN RESOURCES, INC.
                       (Registrant)


Date: January 14, 1999  /s/ Leslie M. Kratter
                      ----------------------
                       LESLIE M. KRATTER
                       Vice President

                                Exhibits


        A.  Press Release issued on January 14, 1999 by Franklin Resources, Inc.

FROM:       Franklin Resources, Inc.
            Public Relations: Holly Gibson (650) 312-4701
            Investor Relations: Bijan Modanlou (650) 525-8900 www.frk.com

                                                   For Immediate Release

         Franklin Resources Inc. Announces Restructuring Charge

     San Mateo, CA, January 14, 1999 -- Franklin Resources, Inc. (NYSE: BEN) today said that it will take a one-time restructuring charge of approximately $58 million, about 80% of which will be taken in the first fiscal quarter. Efficiencies achieved through operational and systems consolidation are part of a larger initiative within the Company to create a lower cost operating environment while constantly improving customer service and focusing the Company's resources on those activities which enhance shareholder value. Before the charge, the Company expects first fiscal quarter 1999 earnings per share in the range of $0.39 to $0.42.

     "We are beginning to realize the operational benefits of the completion of the largest shareholder record keeping system conversion in U.S. mutual fund history in September 1998. We believe the efficiencies that come from integrating such aspects of our business will improve service to our clients," explained Charles B. Johnson, president and CEO. "While an uncertain market may overshadow the impact of some of our restructuring initiatives in the short-term, the implementation of various operating efficiencies and the selective refocusing of business units will allow us to strengthen our foundation for future growth in addition to maintaining a commitment to building long-term shareholder value."

     As a result of these restructuring efforts, the Company expects to achieve annual operating expense savings exceeding $100 million at the completion of these efforts assuming a continuation of the current business environment. In today's market conditions, earnings for the balance of the fiscal year are expected to be comparable to pre-charge first fiscal quarter levels; results are also dependent upon world market conditions. The restructuring involves personnel reductions, improved operational efficiencies and revised priorities surrounding business initiatives. Approximately 560 positions will be eliminated from the consolidation of regional processing centers and refocused business units, representing a net reduction of approximately 7% of Franklin's 8,350 employees as of December 31, 1998. Positions being eliminated are primarily in operational areas and are located principally in the United States. Investment management areas remain unaffected by these personnel reductions.

     "We believe that the announced changes will allow Franklin Resources, Inc. to respond effectively to the growing challenges faced by the increasingly competitive investment management industry. In terms of the immediate environment, we will continue to focus on a seamless integration of all operational activities directly resulting in improved service. It is important to note that our recent efforts to lower the Company's expense base while allocating resources to activities that best serve our clients is not a short-term effort but rather a permanent way of thinking," Johnson added. "These efforts, however, will not come at the expense of our investment performance or our commitment to providing superior service to our clients both domestically and abroad." Month-end assets under management by the Company's subsidiaries were $220.2 billion for the month ended December 31, 1998, compared to $222.6 billion for the preceding month and $221.0 billion for the same month a year ago.

 ASSETS UNDER MANAGEMENT


   (In billions)                          31-Dec-98         31-Dec-97
   -----------------------------------------------------------------------------

   Franklin Templeton Group:
    Equity:
       Global/international  <F1>            $ 92.8            $ 98.3
       Domestic (U.S.)                         37.4              37.6
   -----------------------------------------------------------------------------
                                              130.2             135.9
   -----------------------------------------------------------------------------

    Hybrid funds <F2>                          14.5              14.9

    Fixed income:
       Tax-free                                50.9              47.0
       Taxable:
          Domestic (primarily US Govt.)        16.0              15.5
            Global/international <F1>           4.0               3.8
   -----------------------------------------------------------------------------
                                               70.9              66.3
   -----------------------------------------------------------------------------

    Money funds                                 4.6               3.9

    ============================================================================
       Total Franklin Templeton             $ 220.2           $ 221.0
       Group
    ============================================================================


<F1> Global funds invest in  securities  traded  worldwide  including  U.S.
 securities.

<F2> Hybrid funds include asset allocation,  balanced, flexible and income-mixed funds as defined by the Investment Company Institute. Previously these funds had been included primarily in the equity category.

     It is anticipated that full results for the quarter ended December 31, 1998 will be announced on January 21, 1999 before the opening of the New York Stock Exchange.

     Franklin Resources, Inc. provides global and domestic investment management, shareholder and distribution services to the Franklin Templeton mutual funds and institutional accounts in over 100 different nations worldwide. Franklin's headquarters are located at 777 Mariners Island Blvd., San Mateo, CA.
------------------------------

     Forward-Looking Statements and Risk Factors: When used in this press release and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result", "expects to", "will continue", "will incur", "will improve", "will implement", "will allow", "will be taken", "we believe", "is anticipated", "estimate", "project" or variations of such expressions or similar expressions are intended to identify
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Risks include changes in: the Company's ability to achieve projected restructuring initiative and annual cost savings and operating efficiencies; the level of assets under management; general economic and market conditions (both domestic and global); estimated earnings, changes in interest rates and/or inflation rates; the level of fund sales and redemptions; competition within the financial services industry; and the other risks detailed from time to time in the Company's Securities and Exchange Commission reports, including, but not limited to, the Annual Report on Form 10-K for the year ended September 30, 1998.

     The Company will not undertake and specifically declines any obligation to release publicly any data or information, the result of which, might be to revise any forward-looking statements to reflect events or circumstances after date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                                     # # #